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                                                                     EXHIBIT 5.1

[SOFTKEY LOGO APPEARS HERE]
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                                                                  April 11, 1996
SoftKey International Inc.
One Athenaeum Street
Cambridge, Massachusetts 02142

  Re: SoftKey International Inc. Registration Statement on Form S-4
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Ladies and Gentlemen:

  I am Vice President and General Counsel of SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-4 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), up to 10,500,000 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable pursuant to the Agreement and Plan of Merger by and among the Company, SchoolCo Inc. ("SchoolCo") and Minnesota Educational Computing Corporation
(MECC) ("MECC") dated as of October 30, 1995 (the "Merger Agreement").

  In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of others of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

  In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

  I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

  Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of SchoolCo Inc. with MECC pursuant to the Merger Agreement, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

[LOGO OF SOFTKEY INTERNATIONAL APPEARS HERE]
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SoftKey International Inc.
April 11, 1996
Page 2

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Joint Proxy Statement-Prospectus included therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

  This opinion is furnished by me, as counsel to the Company, in accordance with the requirements of Item 401(b)(5) of Regulation S-K under the 1933 Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                          Very truly yours,

                                          /s/ Neal S. Winneg

                                          Neal S. Winneg
                                          General Counsel